INDEMNIFICATION AGREEMENT


                  THIS INDEMNIFICATION AGREEMENT dated as of the 10th day of October, 1996 given by PROPERTY PARTNERS, L.P., CARLYLE-XIII ASSOCIATES, L.P., and CARLYLE-XIV ASSOCIATES, L.P., each a Delaware limited partnership having an office at 900 North Michigan Avenue-19th floor, Chicago, Illinois 60611 (hereinafter individually referred to as an "Indemnitor" and collectively as the "Indemnitors") to METROPOLIS REALTY TRUST, INC., a Maryland corporation having an office at c/o Victor Capital Group, L.P., 885 Third Avenue - 12th Floor, New York, New York 10022, Attn: John Klopp (hereinafter referred to as "Indemnitee").


                              W I T N E S S E T H:


                  WHEREAS, each Indemnitor is a partner in JMB/NYC Office Building Associates, L.P. ("JMB LP"), an Illinois limited partnership and a member of 237 Park Avenue Associates, LLC and 1290 Associates, LLC (collectively, the "Debtors"), each a New York limited liability company and the obligors under certain notes in the aggregate original principal amount of $970,000,000 issued pursuant to that certain Mortgage Spreader and Consolidation Agreement and Trust Indenture dated as of March 20, 1984 among O&Y Equity Corp., Olympia & York Holdings Corporation, FAME Associates, Olympia & York 2 Broadway Land Company, Olympia & York 2 Broadway Company and Manufacturers Hanover Trust Company as Trustee, as supplemented and amended (the "Indenture"), which encumbers the fee estates of the Debtors in properties known as 237 Park Avenue and 1290 Avenue of the Americas;

                  WHEREAS, the Debtors defaulted under the Indenture beyond the expiration of all applicable notice and cure periods;

                  WHEREAS, the Debtors, JMB LP and the Indemnitors requested that the Trustee and the holders of the Existing Notes forbear from exercising

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their rights to pursue an action to foreclose the Indenture in order to provide the Debtors with an opportunity to file a pre-negotiated plan of reorganization (hereinafter referred to as the "Plan") under the Bankruptcy Code, which Plan provides for, among other things, (i) a transfer of the Properties to the Property Owning Partnerships, (ii) the Lower Tier Partnership to own a 99% interest as a limited partner in each of the Property Owning Partnerships, (iii) the Upper Tier Partnership to own a 5% interest as a limited partner in the Lower Tier Partnership, and (iv) JMB LP to own a 99% interest as a limited partner in the Upper Tier Partnership;

                  WHEREAS, the Trustee and the holders of the Existing Notes were willing to forbear from exercising their rights to pursue an action to foreclose the Indenture and to proceed with the transactions contemplated by the Plan only if the Indemnitors execute and deliver this Indemnification Agreement to the Indemnitee and the Plan and the Agreements of Limited Partnership of the Upper Tier Partnership and the Lower Tier Partnership require that JMB LP cause the Indemnitors to execute and deliver this Indemnity Agreement to the Indemnitee;

                  WHEREAS, the Plan was filed with the Bankruptcy Court on April 23, 1996 and became effective pursuant to an order of the Bankruptcy Court entered on September 20, 1996 and, pursuant to the terms thereof;

                  WHEREAS, the Indemnitors will materially benefit from the consummation of the transactions provided for in the Plan and described above;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Trustee and the holders of the Existing Notes to forbear from exercising their rights as hereinbefore stated and such parties

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and the Indemnitee to proceed with the transactions contemplated by the Plan, the Indemnitors hereby covenant and agree with the Indemnitee as follows:

                  1. Capitalized terms used but not defined herein shall have the meanings provided in the Plan.

                  2. The Indemnitors absolutely and unconditionally agree to indemnify and to hold Indemnitee harmless from and against any and all losses, claims, liabilities, damages, costs or expenses (including, without limitation, reasonable counsel fees) of any nature whatsoever, contingent or otherwise, foreseen or unforeseen, which Indemnitee may or shall incur as a result of any of JMB LP, its officers, directors, partners (including without limitation any Indemnitor), stockholders, agents or affiliates (collectively, the "Controlled Entities") intentionally interfering with, impeding or preventing (including, without limitation, the filing by JMB LP of a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency statute or any Controlled Entity joining in an involuntary petition against JMB LP under the Bankruptcy Code or such other statute) (x) the exercise by the Indemnitee of the Purchase Right (as defined in Section 12.2A of the Lower Tier Partnership Agreement) or (y) any disposition, mortgage, pledge, encumbrance, hypothecation or exchange of the Properties by the Property Owning Partnerships or the Property Owning Partnership Interests (as defined in the Lower Tier Partnership Agreement) by the Lower Tier Partnership or the merger or other combination of the Property Owning Partnerships or the Lower Tier Partnership with or into another entity, in accordance with the terms of the Lower Tier Partnership Agreement, provided that such disposition, mortgage, pledge, encumbrance, hypothecation, exchange, merger or other combination does not constitute an Adverse Transaction as defined in the agreement of limited partnership of the Lower Tier Partnership ("Prohibited Actions"), and provided that any such Prohibited Action is not revoked or rescinded within the time period provided in paragraph 3 below.

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                  3. In the event that any Indemnitor or Controlled Entity takes any Prohibited Action (including, without limitation, the filing by or against JMB LP of a petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency statute), the Indemnitors (x) acknowledge (and Indemnitee, by its acceptance of this Indemnification Agreement, acknowledges) that the damage to be suffered by Indemnitee shall be difficult or impossible to ascertain and (y) if the Prohibited Action is not revoked or rescinded within sixty (60) days after notice by Indemnitee to Indemnitors so as to permit the consummation of the transaction described in clause (x) or (y) of paragraph 2 above unimpeded by any actions by JMB LP or any of the Controlled Entities, absolutely and unconditionally agree to pay to Indemnitee upon demand the Maximum Indemnitors' Liability Amount (as hereinafter defined) as full liquidated damages for, and in satisfaction of, the undersigned's obligations under this Indemnification Agreement, including but not limited to the Indemnitors' obligations under paragraph 2 hereof. The Indemnitor acknowledges and agrees that (and Indemnitee, by its acceptance of this Indemnification Agreement, acknowledges and agrees that) the payment of the Maximum Indemnitors' Liability Amount is a fair and reasonable remedy for Indemnitee if any of the events set forth in paragraph 2 of this Indemnification Agreement shall occur, as any such event will result in Indemnitee incurring damages which cannot now be determined with any degree of certainty. The foregoing shall not limit the remedies Indemnitee may have against any other party, including without limitation, JMB LP and the right of the Indemnitors to seek injunctive relief with respect to the Prohibited Action or specific performance of the underlying obligation.

                  4. The term "Maximum Indemnitors' Liability Amount" as used in this Indemnification Agreement shall mean an amount equal to $25,000,000, provided that the Maximum Indemnitors' Liability Amount shall be reduced on a dollar for dollar basis for each dollar actually received by Indemnitee in

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respect of the JMB Collateral (as defined in the Lower Tier Partnership
Agreement).

                  5. The Indemnitors hereby consent that from time to time, before or after the taking of any Prohibited Action by any Indemnitor or Controlled Party, with or without further notice to or assent from the Indemnitors, any security at any time held by or available to Indemnitee with respect to any obligation of JMB LP, or any security at any time held by or available to Indemnitee for any obligation of any other person or party secondarily or otherwise responsible for the compliance by JMB LP of its obligations under the Upper Tier and Lower Tier Partnership Agreements (hereinafter referred to as the "Obligations"), may be exchanged, surrendered or released and any obligation of JMB LP, or of any such other person or party, may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released in whole or in part, or any default with respect thereto waived, and Indemnitee may release, in whole or in part, the JMB Collateral or any balance of any deposit account or credit on its books in favor of JMB LP, or of any such other person or party, and may generally deal with JMB LP or any such security or other person or party as Indemnitee may see fit; and the Indemnitors shall remain bound under this Indemnification Agreement notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, compromise, waiver, inaction or other dealing.

                  6. This is an agreement to pay liquidated damages and not an agreement of collection and the Indemnitor further waives any right to require that any action be brought against JMB LP or any other person or party or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Indemnitee in favor of JMB LP or any other person or party.


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                  7. Each reference herein to Indemnitee shall be deemed to
include its successors and assigns, in whose favor the provisions of this Indemnification Agreement shall also inure. This Indemnification Agreement shall be binding upon, and shall inure to the benefit of, Indemnitee and each Indemnitor and the respective heirs, executors, administrators, legal representatives, successors and assigns of Indemnitee and each Indemnitor; provided, however, that the Indemnitors shall in no event or under any circumstance have the right without obtaining the prior written consent of Indemnitee to assign or transfer the Indemnitors' obligations and liabilities under this Indemnification Agreement, in whole or in part, to any other person, party or entity.

                  8. The term "Indemnitor" as used herein shall, if this Indemnification Agreement is signed by more than one party, mean the "Indemnitors and each of them" and each undertaking herein contained shall be their joint and several undertaking, provided, however, that in the next succeeding paragraph hereof the term "Indemnitor" shall mean the "Indemnitors or any of them".

                  9. No delay on the part of Indemnitee in exercising any right or remedy under this Indemnification Agreement or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on the Indemnitor shall be deemed to be a waiver of the obligation of the Indemnitor or of the right of Indemnitee to take further action without notice or demand as provided in this Indemnification Agreement.

                  10. This Indemnification Agreement may only be modified, amended, changed or terminated by an agreement in writing signed by Indemnitee and the Indemnitors. No waiver of any term, covenant or provision of this Indemnification Agreement shall be effective unless given in writing by

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Indemnitee and if so given by Indemnitee shall only be effective in the specific instance in which given.

                  11. The Indemnitors acknowledge that this Indemnification Agreement and the Indemnitors' obligations under this Indemnification Agreement are and shall at all times continue to be absolute and unconditional in all respects. This Indemnification Agreement sets forth the entire agreement and understanding of Indemnitee and the Indemnitors, and, except as otherwise herein set forth, the Indemnitors absolutely, unconditionally and irrevocably waive any and all right to assert any setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Indemnification Agreement or the obligations of the Indemnitors under this Indemnification Agreement or the obligations of any other person or party (including, without limitation, JMB LP) relating to this Indemnification Agreement or the obligations of the Indemnitors hereunder in any action or proceeding brought by Indemnitee to enforce the obligations of the Indemnitors under this Indemnification Agreement. Nothing contained in this paragraph 11 shall limit the right of the Indemnitors to assert a defense or maintain a separate action against Indemnitee with respect to any matter irrespective of whether it relates to this Indemnification Agreement or the obligations of the Indemnitors under this Indemnification Agreement. The Indemnitors acknowledge and Indemnitee, by its acceptance hereof, acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Indemnification Agreement or with respect to the obligations of the Indemnitors under this Indemnification Agreement except as specifically set forth in this Indemnification Agreement or otherwise in writing by Indemnitee and the Indemnitors.

                  12. THE INDEMNITORS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND INDEMNITEE BY ITS ACCEPTANCE OF THIS INDEMNIFICATION AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,

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SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO
THIS INDEMNIFICATION AGREEMENT.

                  13. If at any time (i) any payment, or portion thereof, made by, or for the account of, the Indemnitors on account of the obligations under this Indemnification Agreement, or (ii) any transaction described in clause (x) or (y) of paragraph 2 hereof, or (iii) the consummation of the transfer of the interest of JMB LP in the Upper Tier Partnership pursuant to the JMB Put Right under Section 7.7 of the partnership agreement of the Upper Tier Partnership or of the interest of the Upper Tier Partnership in the Lower Tier Partnership pursuant to the Put Right under Section 12.2C of the partnership agreement of the Lower Tier Partnership, is set aside by any court or trustee having jurisdiction as a voidable preference, fraudulent transfer or otherwise as being subject to avoidance or recovery under the provisions of the Bankruptcy Code or under any other applicable Federal or state bankruptcy law or similar law, the Indemnitor hereby agrees that this Indemnification Agreement (x) shall continue and remain in full force and effect, or (y) if previously terminated as a result of the Indemnitors having fulfilled its obligations hereunder in full or as a result of Indemnitee having released the Indemnitors from their obligations and liabilities hereunder, shall without further act or instrument be reinstated and shall thereafter remain in full force and effect, in either case with the same force and effect as though such payment or transaction had not been made, and if applicable, as if such previous termination had not occurred.

                  14. The Indemnitor hereby waives all defenses it may have based upon any election of remedies by Indemnitee which destroys or impairs the Indemnitors' subrogation rights or the Indemnitors' right to proceed against JMB LP or any other person for reimbursement. The foregoing waivers include any requirement of law that Indemnitee exhaust any security for the Obligations before proceeding under this Indemnification Agreement. In

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addition to the foregoing, the Indemnitors hereby waive and relinquish the following rights and remedies accorded by applicable law to indemnitors and agree not to assert or take advantage of any such rights or remedies: (a) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons; (b) demand, protest and, except as set forth therein, notice of any kind; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; and (d) any duty on the part of Indemnitee to disclose to the Indemnitors any facts Indemnitee may now or hereafter know about JMB LP, regardless of whether Indemnitee has reason to believe that any such facts materially increase the risk beyond that which the Indemnitor intends to assume or has reason to believe that such facts are unknown to Indemnitors or has a reasonable opportunity to communicate such facts to Indemnitors.

                  15. Any notice, request or demand given or made under this Indemnification Agreement shall be in writing and shall be hand delivered or sent by Federal Express or other reputable overnight national courier service, and shall be deemed given when received at the following addresses whether hand delivered or sent by Federal Express or other reputable overnight national courier service:
                           If to Indemnitee:

                                    c/o Victor Capital Group, L.P.
                                    885 Third Avenue - 12th Floor
                                    New York, New York 10022

                                    Attention:  John Klopp

                           With a copy to:

                                    Battle Fowler LLP
                                    75 East 55th Street
                                    New York, New York 10022

                                    Attention:  Kenneth Friedman


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                           If to the Indemnitors:

                                    900 North Michigan Avenue - 19th Floor
                                    Chicago, Illinois  60611

                                    Attention:  Stuart C. Nathan
                                                Gary Nickele

                           With a copy to:

                                    Pircher, Nichols & Meeks
                                    1999 Avenue of the Americas
                                    Los Angeles, California 90067

                                    Attention:  Leo Pircher


Each party to this Indemnification Agreement may designate a change of address by notice given to the other party fifteen (15) days prior to the date such change of address is to become effective.

                  16. This Indemnification Agreement is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of New York. No defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York.

                  17. The Indemnitor agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Indemnification Agreement and, in furtherance of such agreement, the Indemnitor hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the Indemnitor in any such action or proceeding may be obtained within or without the jurisdiction of any federal court located in New York (and any such court shall have jurisdiction over the subject matter hereof) and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Indemnitor, by registered or certified mail to or by personal service at the last known address of the Indemnitor, whether

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such address be within or without the jurisdiction of any such court. In addition to and in furtherance of the foregoing, the Indemnitor hereby consents to venue being held in either of the Southern District of New York.

                  18. This Indemnification Agreement may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single indemnification agreement. The failure of any party listed below to execute this Indemnification Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

                  19. Except as set forth in paragraph 13 of this Indemnification Agreement, the obligations and liabilities of the Indemnitors under this Indemnification Agreement shall terminate on the earlier to occur of
(i) the date upon which the transactions described in clause (x) of paragraph 2 hereof have been consummated, (ii) the date upon which the Properties have been sold or transferred by the Property Owning Partnerships or the Property Owning Partnership Interests have been sold or transferred by the Lower Tier Partnership in accordance with the provisions of the Lower Tier Partnership Agreement, or (iii) the date upon which the interest of JMB LP in the Upper Tier Partnership or of the Upper Tier Partnership in the Lower Tier Partnership has been transferred pursuant to the JMB Put Right under Section 7.7 of the partnership agreement of the Upper Tier Partnership or the Put Right under
Section 12.2C of the partnership agreement of the Lower Tier Partnership.

                  20. If any term, covenant, condition or provision of this Indemnification Agreement or the application thereof to any circumstance or to the Indemnitors shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Indemnification Agreement

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shall not be affected thereby and shall remain valid and enforceable to the fullest extent permitted by law.

                  21. Notwithstanding any provision in this Indemnification Agreement, no present or future partner, officer, director or shareholder of the Indemnitors shall have any personal liability under this Indemnification Agreement, provided, however, that the foregoing shall not limit or impair any rights of Indemnitee (i) to enforce this Indemnification Agreement against the Indemnitors and any assets of the Indemnitors, (ii) to seek and enforce other equitable relief against the Indemnitors or against any such partner, officer, director or shareholder, or (iii) to initiate proceedings at law or in equity for the purpose of determining any rights of the Indemnitee hereunder, so long as, in each such case, the same cannot result in personal liability of any present or future partner, officer, director or shareholder of Indemnitors.

                  IN WITNESS WHEREOF, the Indemnitors have duly executed this Indemnification Agreement the day and year first above set forth.


                                 PROPERTY PARTNERS, L.P.

                                 By:   CARLYLE INVESTORS, INC.
                                       as its general partner


                                 By:   ________________________
                                       Name:
                                       Title:


                                 CARLYLE-XIII ASSOCIATES, L.P.

                                 By:   CARLYLE INVESTORS, INC.
                                       as its general partner


                                 By:   ________________________
                                       Name:
                                       Title:



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                                 CARLYLE-XIV ASSOCIATES, L.P.

                                 By:   CARLYLE INVESTORS, INC.
                                       as its general partner



                                 By:   ________________________
                                       Name:
                                       Title:


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                         [ACKNOWLEDGEMENTS TO BE ADDED]


C/M:  11764.0004 365919.